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EXHIBIT 10.4

                              ENERGY PARTNERS, LTD.

            AMENDED AND RESTATED 2000 LONG TERM STOCK INCENTIVE PLAN

                         RESTRICTED SHARE UNIT AGREEMENT

                           NUMBER OF RESTRICTED SHARE
NAME                                 UNITS                       GRANT DATE
[EMPLOYEE]                          [UNITS]                     [GRANT DATE]

This Agreement confirms the grant to you of Restricted Share Units with respect to Common Stock of Energy Partners, Ltd. (the "Company") under the Company's Amended and Restated 2000 Long Term Stock Incentive Plan (the "Plan"), a copy of which has been delivered to you and is made a part hereof, upon the following terms and conditions and the terms and conditions of the Plan. The terms used in this Agreement shall have the same meaning as in the Plan, unless the context requires otherwise, and except that "Restricted Share Units" shall refer only to the restricted share units granted pursuant to this Agreement.

      1. Restricted Share Units - Each Restricted Share Unit shall represent the right to receive one share of Common Stock of the Company at the end of the Restricted Period (as hereinafter defined) if and only if you vest in such Restricted Share Unit pursuant to Section 4 below. The Restricted Period with respect to each Restricted Share Unit is the period beginning on the grant date of the Restricted Share Units and ending on the date on which the applicable Restricted Share Unit becomes payable pursuant to Section 6 below or is forfeited pursuant to Section 5 below.

      2. No Rights as Shareholder - During the Restricted Period, you shall have none of the rights of a shareholder of the Company with respect to the shares of Common Stock of the Company represented by the Restricted Share Units.

      3. Non-transferable - You may not sell, transfer, assign, pledge, or otherwise encumber or dispose of any Restricted Share Units nor may you sell, transfer, assign, pledge, or otherwise encumber or dispose of any of the shares of Company Common Stock represented by the Restricted Share Units prior to the

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            payment of such shares to you pursuant to Section 6 below following the vesting of your Restricted Share Units pursuant to Section 4 below.

      4. Vesting - Your Restricted Share Units shall vest as follows: (i) as to one-third of the Restricted Share Units on ___________, (ii) as to an additional one-third of the Restricted Share Units on __________, and (iii) as to the remaining one-third of the Restricted Share Units on __________; provided, however, that all of the Restricted Share Units shall become 100% vested upon a Change of Control.

      5. Termination of Employment -In the event of your termination of employment for any reason during the Restricted Period, all Restricted Share Units which have not vested pursuant to Section 4 above shall be forfeited and the Company may take any action necessary to effect such forfeiture without any further notice to you.

      6. Payment - If any Restricted Share Units vest pursuant to Section 4 above, certificate(s) evidencing the shares of Company Common Stock represented by those Restricted Share Units shall be delivered to you.

      7. No Dividend Equivalents - You shall not receive any dividend equivalents in respect of the Restricted Share Units to reflect any dividends payable on shares of Company Common Stock during the Restricted Period.

      8. Unsecured Creditor Status - This grant of Restricted Share Units constitutes a mere promise by the Company to pay you the benefits described in this grant (to the extent vested). You shall have the status of a general unsecured creditor of the Company with respect to the benefits payable under this grant.

      9. Withholding - The Company, if required, will withhold taxes on any income realized in connection with the Restricted Share Units or will take a cash payment from you for the withholding. The Company will permit you to elect whether to pay cash to cover the withholding or have shares withheld to cover the withholding.

      10. Miscellaneous - This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States; (c) may not be amended except in writing; and (d) this grant shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

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      11.   Compliance with Applicable Law - Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares to be delivered pursuant to this grant, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation.

                                      ENERGY PARTNERS, LTD.

                                      By: ______________________________________
                                      Richard A. Bachmann
                                      Chairman, President and
                                      Chief Executive Officer

Accepted:

_________________________________

Witness:

_________________________________

Date:  __________________________